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                                  EXHIBITS 3.2

          FILED
      Office of the
    Secretary of State
     STATE OF NEVADA
     August 23, 1999
No. C.15695-97
       Dean Heller, Secretary of State

          CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                      (After Issuance of Stock)         Filed by:

                               The SL Group, Inc.
                              (Name of Corporation)

      We the undersigned           Edward Heil                and
                           President or Vice President

           R. Bret Jenkins                of         The SLGroup, Inc.
  Secretary or Assistant Secretary                  Name of Corporation

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 28th day of July, 1999, adopted a resolution to amend the original articles as follows:
         Article ______ is hereby amended to read as follows:


                            See Attached Exhibit "A"


         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                       /s/Edward Heil
                                       ---------------------------------------
                                               President or Vice President


                                       /s/R. Bret Jenkins
                                       ---------------------------------------
                                                Secretary or Assistant Secretary




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State of Utah        )
                     ) ss.
County of Salt Lake  )


         On August 19, 1999, personally appeared before me, a Notary Public, R. Bret Jenkins and Edward Heil, who acknowledged that they executed the above instrument.


                                       /s/Joy L. Perkins
                                       ---------------------------------------
                                                Signature of Notary







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                     EXHIBIT "A" TO CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                                       OF

                               THE SL GROUP, INC.

                             Dated: August 19, 1999

Article I is hereby amended to read as follows:

                                    ARTICLE I

         The name of the corporation is: eSAFETYWORLD, Inc.


Article IV is hereby amended to read as follows:

                                   ARTICLE IV

         (a) The Corporation shall be authorized to issue the following shares:

         Class                   Number of Shares              Par Value
         -----                   ----------------              ---------

         Common                  20,000,000                    $.001

         Preferred                1,000,000                    $.001

         (b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

                  (1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which



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         dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

                  (2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

         (c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which re convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or



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may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         (d) The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

Article XII is hereby added as follows:

                                   ARTICLE XII

         The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.751 or any other law then in effect or as it may hereafter be amended.

         The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in


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or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

         The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the directors, or officers acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.